As filed with the Securities and Exchange Commission on April 15, 2014            Registration Statement No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_______________

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

_______________

Homeowners of America Holding Corporation

(Exact name of registrant as specified in its charter)

Delaware	57-1219329
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

Homeowners of America Holding Corporation

1333 Corporate Drive, Suite 325

Irving, TX 75038

(972) 607-4241

(Address of Principal Executive Offices)

2013 Equity Compensation Plan

2005 Management Incentive Plan

(Full title of the plans)

_______________

Spencer W. Tucker

President and Chief Executive Officer

Homeowners of America Holding Corporation

1333 Corporate Drive, Suite 325

Irving, TX 75038

(972) 607-4241

(Telephone number, including area code, of agent for service)

Copy to:

William N. Haddad, Esq.
Reed Smith LLP
599 Lexington Avenue

New York, NY 10022
(212) 521-5400
(212) 521-5450 (facsimile)

_______________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do no check if a smaller reporting company.)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)		Proposed maximum offering price per share		Proposed maximum aggregate offering price		Amount of registration fee
Common stock, $0.0001 par value, issuable under 2013 Equity Compensation Plan	2,925,000	(2)	$0.50	(3)	$1,462,500	(3)	$188.37
Common stock, $0.0001 par value, issuable under 2005 Management Incentive Plan	783,750	(4)	$0.78	(5)	$611,325	(5)	$78.74
Totals	3,708,750				$2,073,825		$267.11

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement includes an indeterminate number of additional shares which may be offered and issued to prevent dilution from stock splits, stock dividends or similar transactions as provided in the above-referenced plan.
(2)	Represents (i) 1,925,000 shares of Registrant’s common stock reserved for issuance pursuant to stock option awards outstanding under the 2013 Equity Compensation Plan as of the date of this Registration Statement and (ii) 1,000,000 shares of the Registrant’s common stock reserved for issuance pursuant to future awards under the 2013 Equity Compensation Plan as of the date of this Registration Statement.
(3)	Estimated solely for the purpose of calculating the registration fee. Pursuant to Rules 457(h) and (c), the proposed maximum aggregate offering price for these shares which may be issued under the 2013 Equity Incentive Plan is based on a price of $0.50 per share (which represents the exercise price of the stock options outstanding under the 2013 Equity Compensation Plan as of the date of this Registration Statement.)
(4)	Represents 783,750 shares of Registrant’s common stock reserved for issuance pursuant to stock option awards outstanding under the 2005 Management Incentive Plan as of the date of this Registration Statement.
(5)	Estimated solely for the purpose of calculating the registration fee. Pursuant to Rules 457(h) and (c), the proposed maximum aggregate offering price for these shares which may be issued under the 2005 Management Incentive Plan based on a price of $0.78 per share (which represents the weighted average exercise price of the stock options outstanding under the 2005 Management Incentive Plan as of the date of this Registration Statement.)

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I are not required to be filed with the Securities and Exchange Commission (the “Commission”) as part of this Form S-8 Registration Statement in accordance with Rule 428 of the Securities Act of 1933, as amended (the “1933 Act”) and will be delivered to participants in accordance with such rule.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed by the Registrant with the Commission are incorporated in this Registration Statement by reference and made a part of this Registration Statement:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 filed on March 31, 2014;

(b) ) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the 1934 Act since the end of the fiscal year covered by the annual report on Form 10 K referred to in paragraph (a) above; and

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(c) Any description of the Common Stock which is contained in a registration statement filed by the Registrant pursuant to the 1934 Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

You may read and copy registration statements, reports, proxy statements and other information filed by the Registrant at the public reference room maintained by the Commission at 100 F Street, N.E., Washington, D.C. 20549. You can call the Commission for further information about its public reference room at 1-800-732-0330. Such material is also available at the Commission’s website at http://www.sec.gov.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Under Section 145 of the Delaware General Corporation Law, the Registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. As permitted by the Delaware General Corporation Law, the Registrant’s certificate of incorporation includes a provision that permits the elimination of personal liability of its directors for monetary damages for breach of fiduciary duty as a director, to the fullest extent permitted by the Delaware General Corporation Law as it now exists or as it may be amended. The Delaware General Corporation Law permits limitations of liability for a director’s breach of fiduciary duty other than liability:

▪	for any breach of the director’s duty of loyalty to the Registrant or its stockholders; for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
▪	for unlawful payments of dividends or unlawful stock repurchases or redemptions, as provided under Section 174 of the Delaware General Corporation Law; or
▪	for any transaction from which the director derived an improper personal benefit

The Registrant’s bylaws authorize the indemnification of its officers, directors, employees and agents to the fullest extent permitted by the Delaware General Corporation Law. The Registrant maintains directors’ and officers’ liability insurance. In addition, the Registrant has entered into indemnification agreements with its directors and certain of its officers.

Item 7. Exemption From Registration Claimed.

Not applicable.

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Item 8. Exhibits.

Number	Index to Exhibits
4.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Registrant’s Form S-1 Registration Statement (Registration No. 333-189686), filed with the Securities and Exchange Commission on June 28, 2013).
4.2	Bylaws (incorporated by reference to Exhibit 3.2 of the Registrant’s Form S-1 Registration Statement (Registration No. 333-189686), filed with the Securities and Exchange Commission on June 28, 2013).
4.3	Form of common stock certificate of the Registrant (incorporated by reference to Exhibit 4.1 of the Registrant’s Form S-1 Registration (Registration No. 333-189686), filed with the Securities and Exchange Commission on June 28, 2013).
5.1	Opinion of Reed Smith LLP.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Reed Smith LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on the signature page of this Registration Statement).
99.1	2005 Management Incentive Plan, as amended, and forms of agreement thereunder (incorporated by reference to Exhibit 10.1 of the Registrant’s Form S-1 Registration Statement (Registration No. 333-189686), filed with the Securities and Exchange Commission on June 28, 2013).
99.2	2013 Equity Compensation Plan, as amended, and forms of agreement thereunder (incorporated by reference to Exhibit 10.1 of the Registrant’s Form 8-K (Registration No. 333-193692 / Film No. 131179988), filed with the Securities and Exchange Commission on October 30, 2013).

Item 9. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of the expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant, Homeowners of America Holding Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on April 15, 2014.

HOMEOWNERS OF AMERICA HOLDING CORPORATION

By:	/s/ Spencer W. Tucker
Spencer W. Tucker President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Spencer W. Tucker as attorney-in-fact, with the power of substitution, for him in any and all capacities, to sign any amendment to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorney-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming the said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

Spencer W. Tucker	President, Chief Executive Officer and Director (Principal Executive Officer)	April 15, 2014

Michael Rosentraub	Chief Financial Officer (Principal Financial Officer)	April 15, 2014

Frederick S. Hammer	Director	April 15, 2014

Brett Baris	Director	April 15, 2014

James F. Leary	Director	April 15, 2014

Richard L. Viton	Director	April 15, 2014

Andrew S. Lerner	Director	April 15, 2014

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HOMEOWNERS OF AMERICA HOLDING CORPORATION

2013 EQUITY COMPENSATION PLAN

2005 MANAGEMENT INCENTIVE PLAN

REGISTRATION STATEMENT

ON FORM S-8

EXHIBIT INDEX

Number	Index to Exhibits
4.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Registrant’s Form S-1 Registration Statement (Registration No. 333-189686), filed with the Securities and Exchange Commission on June 28, 2013).
4.2	Bylaws (incorporated by reference to Exhibit 3.2 of the Registrant’s Form S-1 Registration Statement (Registration No. 333-189686), filed with the Securities and Exchange Commission on June 28, 2013).
4.3	Form of common stock certificate of the Registrant (incorporated by reference to Exhibit 4.1 of the Registrant’s Form S-1 Registration (Registration No. 333-189686), filed with the Securities and Exchange Commission on June 28, 2013).
5.1	Opinion of Reed Smith LLP.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Reed Smith LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on the signature page of this Registration Statement).
99.1	2005 Management Incentive Plan, as amended, and forms of agreement thereunder (incorporated by reference to Exhibit 10.1 of the Registrant’s Form S-1 Registration Statement (Registration No. 333-189686), filed with the Securities and Exchange Commission on June 28, 2013).
99.2	2013 Equity Compensation Plan, as amended, and forms of agreement thereunder (incorporated by reference to Exhibit 10.1 of the Registrant’s Form 8-K (Registration No. 333-193692 / Film No. 131179988), filed with the Securities and Exchange Commission on October 30, 2013).

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